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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                      Date of Report: July 25, 1996



                          REDWOOD EMPIRE BANCORP
           (Exact number of Registrant as specified in its charter)



        California                File No. 0-19231           68-0166366
(State or other jurisdiction of (Commision File Number)     (IRS Employer
 Incorporated or organization)                             Identification No.)



    111 Santa Rosa Avenue, Santa Rosa, California              95404-4905
      (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code: (707) 545-9611





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



Item 5.  Other Events

Press release for the following (articles attached):

         1. Redwood Empire Bancorp reports second quarter results for period ended June 30, 1996.












                                          SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            7-25-96
Date:  ___________________              REDWOOD EMPIRE BANCORP
                                            (Registrant)


                                                /s/ Gale D. Bridgeman
                                            By:__________________________
                                                Gale D. Bridgeman
                                                Vice President/Controller and
                                                Principal Accounting Officer

                        FOR: REDWOOD EMPIRE BANCORP

                APPROVED BY: James Beckwith
                             Chief Financial Officer
                             (707) 573-4988

                    CONTACT: Morgen-Walke Associates, Inc.
                             Doug Sherk, Jenifer Kirtland, David Gennarelli
                             (415) 296-7383
For Immediate Release        Emily Dupree, Elissa Grabowski
                             (212) 850-5600


         REDWOOD EMPIRE BANCORP REPORTS SECOND QUARTER RESULTS

SANTA ROSA, CA (July 24, 1996) -- Redwood Empire Bancorp (AMEX: REB) today announced financial results for the second quarter and six months ended June 30, 1996.
         The company reported net income for the second quarter of $38,000, and due to the effect of the dividend on the company's preferred stock, lost $0.03 per share common. Included in the results was a non-recurring charge totalling $1.2 million pre-tax related to the company's financial obligation following the bankruptcy of one of its merchant credit card customers. In addition, the company took an unusually high loan loss provision to reflect potential credit problems. For the second quarter of 1995, the company reported net income of $762,000, or $0.24 per share.
         For the six month period ended June 30, 1996, the company reported net income of $924,000, or $0.26 per share, compared with net income of $1,673,000, or $0.52 per share, in the same period in 1995.
         "Our second quarter results reflected two non-recurring matters at National Bank of the Redwoods (NBR), our commercial banking subsidiary," said Patrick W. Kilkenny, president and chief executive officer. "One of our largest merchant credit card customers has declared bankruptcy, and NBR is
obligated to ensure payment to its customers.   In the quarter, we set aside a
reserve for the total exposure of $1.2 million. Also during the quarter, we took an unusually large loan loss provision of $1,315,000. We have taken a realistic approach towards these events."

         "Despite the special provisions, our go-forward run-rate appears to be strong, as evidenced by the growth in net interest income, which totaled $6,082,000 for the recent quarter compared with $4,692,000 a year ago," Mr. Kilkenny continued. "The financial performance at NBR masked the progress we continued to make at Allied Bank. Mortgage originations increased substantially to $462 million in the recent second quarter from $167 million last year."
         Consolidated net interest income for the second quarter grew 29.6%, due to increased loan volume, primarily mortgages, and a higher net interest margin. The net interest margin increased 131 basis points to 4.83% from 3.52% in the second quarter of 1995. Noninterest income increased 7%, reflecting growth in fee income and gains on the sale of mortgages.
         The loan loss provision for the quarter totaled $1,315,000 compared with $370,000 for the same quarter last year. Net chargeoffs were $661,000, or 0.75% of average portfolio loans annualized. Non-performing assets at the end of June were 1.96% of total assets. Reserves to portfolio loans were 2.08%.
         Consolidated assets were $521 million at quarter-end. Common book value per share was $9.60. Tier 1 capital to risk-based assets was approximately 7.82% and total capital to risk- based assets was approximately 12.39% at June 30, 1996.
         Redwood Empire Bancorp is the holding company for two operating subsidiaries: Allied Bank, F.S.B., a savings institution, and National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.

                        (Tables to follow)

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

                            REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

             (Dollars in thousands except for earnings per share and share data)



                                                          Three Months Ended                        Six Months Ended
                                                    June 30              June 30              June 30               June 30
                                                      1996                1995                 1996                  1995
                                               -------------------  ------------------   ------------------    ------------------

Interest income                                $           11,839   $          11,666    $          23,332     $          23,740
Interest expense                                            5,757               6,974               11,751                14,436
                                               -------------------  ------------------   ------------------    ------------------
Net interest income                                         6,082               4,692               11,581                 9,304
Provision for loan losses                                   1,315                 370                2,830                   670
                                               -------------------  ------------------   ------------------    ------------------
Net interest income after loan loss provision               4,767               4,322                8,751                 8,634
Other income                                                4,411               4,121                9,996                 8,554
Other expense                                               9,067               7,077               17,158                14,274
                                               -------------------  ------------------   ------------------    ------------------
Income before taxes                                           111               1,366                1,589                 2,914
Income tax expense                                             73                 604                  665                 1,241
                                               -------------------  ------------------   ------------------    ------------------
Net income                                                     38                 762                  924                 1,673
Preferred dividends                                           112                 112                  224                   224
                                               -------------------
                                               ===================  ==================   ==================    ==================
Net income (loss) available for common         ($              74)  $             650    $             700     $           1,449
                                               ===================  ==================   ==================    ==================



Earnings per common and common equivalent share:
Primary:
  Net income (loss)                                         ($.03)               $.24                 $.26                  $.54
  Weighted average shares                               2,713,000           2,676,000            2,731,000             2,666,000

Fully diluted:
  Net income (loss)                                         ($.03)               $.24                 $.26                  $.52
  Weighted average shares                               2,713,000           3,192,000            2,731,000             3,190,000


Selected Ratios
Return on Average Common Equity                                 (1.11%)         10.96 %               5.30 %               12.52 %
Return on Average Total Equity                                   .47 %          10.34 %               5.74 %               11.58 %
Return on Average Assets                                         .03 %            .52 %                .34 %                 .56 %

                                                                          Selected Balance Sheet Data
                                                                                 (In Thousands)

                                                                         June 30              June 30
                                                                          1996                 1995
                                                                    ------------------   ------------------
Total Loans, including Mortgage Loans Held for Sale                 $         417,903    $         413,458
Allowance for Loan Loss                                                         7,034                6,019
Total Assets                                                                  520,993              511,580
Total Deposits                                                                443,020              455,383
Equity Capital                                                                 32,006               29,876
Nonperforming Assets                                                           10,190                8,947